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                                                                  EXHIBIT 23.02


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 1998 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated April 30, 1998 (except for Note 17, as to which the date is May 19, 1998), with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                                 Ernst & Young LLP



San Jose, California
January 21, 1999